                                  Exhibit 12.1

        SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES OF
              THE KROGER CO. AND CONSOLIDATED SUBSIDIARY COMPANIES
                FOR THE FIVE FISCAL YEARS ENDED JANUARY 29, 2000

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
                                                                Fiscal Years Ended
                                   -----------------------------------------------------------------------------
                                   January 29,      January 2,      December 27,    December 28,    December 30,
                                      2000           1999             1997            1996            1995
                                   (52 weeks)      (53 weeks)      (52 weeks)      (52 weeks)      (52 weeks)
                                   ----------      ----------      ----------      ----------      ----------
                                                           (in millions of dollars)
Earnings:
     Earnings before
         tax expense
         (credit), and
         extraordinary loss ...    $ 1,129         $   871         $   954         $   701         $   591

     Fixed charges ............      1,031           1,038             679             595             596
     Capitalized interest .....         (5)             (9)            (10)            (12)            (11)
                                   -------         -------         -------         -------         -------
                                   $ 2,155         $ 1,900         $ 1,623         $ 1,284         $ 1,176
                                   =======         =======         =======         =======         =======
Fixed charges:
     Interest .................    $   659         $   654         $   397         $   361         $   369
     Portion of rental
         payments deemed
         to be interest .......        372             384             282             234             227
                                   -------         -------         -------         -------         -------
                                   $ 1,031         $ 1,038         $   679         $   595         $   596
                                   =======         =======         =======         =======         =======

Ratio of earnings to
     fixed charges ............        2.1             1.8             2.4             2.2             2.0
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